                                                                    Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF FEBRUARY 29, 2000

AGGREGATE RECEIVABLES BALANCE          NUMBER OF ACCTS          PERCENT OF                 AGGREGATE            PERCENT OF
                                                                 NUMBER OF               RECEIVABLES             AGGREGATE
                                                                     ACCTS                   BALANCE           RECEIVABLES
                                                                                                                   BALANCE


 1.     5,000 or less                      18,926                  64.19%             $32,060,836.46                 6.14%

 2.     5,000 -    10,000                   3,915                  13.28%             $27,717,569.28                 5.31%

 3.    10,000 -    25,000                   3,489                  11.83%             $54,855,078.88                10.50%

 4.    25,000 -    50,000                   1,479                   5.02%             $51,202,853.60                 9.80%

 5.    50,000 -    75,000                     542                   1.84%             $32,716,323.93                 6.26%

 6.    75,000 -   100,000                     283                   0.96%             $24,501,648.75                 4.69%

 7.   100,000 -   250,000                     545                   1.85%             $83,797,934.14                16.05%

 8.   250,000 -   500,000                     182                   0.62%             $63,213,317.01                12.10%

 9.   500,000 - 1,000,000                      78                   0.26%             $55,032,767.76                10.54%

10. 1,000,000 - 5,000,000                      42                   0.14%             $80,510,803.87                15.42%

11.      Over   5,000,000                       3                   0.01%             $16,658,328.86                 3.19%


Total:                                     29,484                                    $522,267,462.54  (1)


(1)  Includes $404,689.36 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                  IDENTIFIED PORTFOLIO AS OF FEBRUARY 29, 2000


REMAINING INSTALLMENT TERM       NUMBER OF ACCTS                  PERCENT                    AGGREGATE            PERCENT OF
                                                             OF NUMBER OF                  RECEIVABLES             AGGREGATE
                                                                    ACCTS                      BALANCE           RECEIVABLES
                                                                                                                     BALANCE

03 Months or Less                         11,958                   40.56%               $68,059,597.28                13.03%


04 to 06 Months                            9,645                   32.71%              $142,839,416.78                27.35%


07 to 09 Months                            7,295                   24.74%              $213,123,354.49                40.81%


10 to 12 Months                              381                    1.29%               $38,319,653.46                 7.34%


13 to 18 Months                              105                    0.36%               $25,399,685.43                 4.86%


More than 18 Months                          100                    0.34%               $34,525,755.10                 6.61%



Total:                                    29,484                                       $522,267,462.54 (1)



(1)  Includes $404,689.36 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF FEBRUARY 29, 2000

STATES                           AGGREGATE RECEIVABLES                      PERCENTAGE OF AGGREGATE
                                               BALANCE                          RECEIVABLES BALANCE

CALIFORNIA                             $104,438,026.29                                       20.00%
TEXAS                                   $61,164,003.32                                       11.71%
NEW YORK                                $43,079,822.73                                        8.25%
PENNSYLVANIA                            $27,718,725.09                                        5.31%
FLORIDA                                 $27,346,065.67                                        5.24%
NEW JERSEY                              $27,061,932.01                                        5.18%
OHIO                                    $17,964,385.84                                        3.44%
ILLINOIS                                $17,402,119.03                                        3.33%
MASSACHUSETTS                           $14,682,627.05                                        2.81%
WASHINGTON                              $13,488,751.89                                        2.58%
COLORADO                                $11,718,351.67                                        2.24%
GEORGIA                                 $11,207,554.49                                        2.15%
MICHIGAN                                $11,040,388.02                                        2.11%
LOUISIANA                               $10,690,300.75                                        2.05%
NORTH CAROLINA                           $8,560,236.85                                        1.64%
VIRGINIA                                 $8,231,239.44                                        1.58%
UTAH                                     $7,998,646.97                                        1.53%
MISSOURI                                 $6,895,132.63                                        1.32%
SOUTH CAROLINA                           $6,841,596.35                                        1.31%
MISSISSIPPI                              $6,675,652.15                                        1.28%
TENNESSEE                                $6,578,983.20                                        1.26%
OREGON                                   $6,260,141.35                                        1.20%
KENTUCKY                                 $6,179,107.53                                        1.18%
CONNECTICUT                              $6,028,185.14                                        1.15%
ARIZONA                                  $5,344,102.50                                        1.02%
ALASKA                                   $5,279,743.61                                        1.01%
WEST VIRGINIA                            $4,537,594.26                                        0.87%
ALABAMA                                  $4,264,911.98                                        0.82%
OKLAHOMA                                 $4,066,551.74                                        0.78%
MARYLAND                                 $3,942,775.45                                        0.75%
MINNESOTA                                $3,858,781.69                                        0.74%
INDIANA                                  $3,190,988.57                                        0.61%
IDAHO                                    $3,020,528.87                                        0.58%
WISCONSIN                                $2,764,117.37                                        0.53%
ARKANSAS                                 $2,755,440.75                                        0.53%
HAWAII                                   $2,519,527.82                                        0.48%
NEVADA                                   $2,109,693.83                                        0.40%
NEW HAMPSHIRE                            $1,148,695.11                                        0.22%
IOWA                                       $935,343.80                                        0.18%
MAINE                                      $762,337.62                                        0.15%
NEBRASKA                                   $712,674.09                                        0.14%
RHODE ISLAND                               $587,710.63                                        0.11%
WYOMING                                    $450,325.58                                        0.09%
MONTANA                                    $440,055.90                                        0.08%
KANSAS                                     $132,840.28                                        0.03%
SOUTH DAKOTA                               $130,453.39                                        0.02%
VERMONT                                     $34,659.78                                        0.01%
BRITISH COLUMBIA                            $19,947.38                                        0.00%
NEW MEXICO                                   $5,685.08                                        0.00%
 Total:                                $522,267,462.54 (1)                                  100.00%


  (1)  Includes $404,689.36 of loan commitments

                            LOAN LOSS EXPERIENCE (1)

                             (DOLLARS IN THOUSANDS)

                              IDENTIFIED PORTFOLIO

                                                             TWO MONTHS
                                                      ENDED                ENDED                  YEAR ENDED DECEMBER 31,
                                                   FEBRUARY 29,         FEBRUARY 28,
                                                       2000                 1999              1999           1998          1997
                                                       ----                 ----              ----           ----          ----

Average Outstanding Principal Balance (2)            $515,129            $530,831           $527,470       $536,913      $562,229
Gross Charge-Offs                                         440                 434              2,756          3,010         1,002
Recoveries                                                 63                 152              1,185            804           102
Net Charge-Offs                                           377                 282              1,571          2,206           900
Net Charge-Offs as a Percentage of Average
Outstanding Principal Balance                            0.44% (3)           0.32% (3)          0.30%          0.41%         0.16%



  (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

  (2) Based on the average beginning of the month balances.

  (3) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO


                                               AT FEBRUARY 29,     AT FEBRUARY 28,                  AT DECEMBER 31,
                                                     2000                1999                 1999        1998      1997
                                                     ----                ----                 ----        ----      ----
Number of days a loan remains
overdue after cancellation of the
related insurance policy

              31-89 days                             0.89%              1.14%                 0.95%       1.25%     1.17%
              90-270 days                            0.81%              0.78%                 0.69%       0.91%     0.93%
              Over 270 days (1)                      0.00%              0.00%                 0.00%       0.00%     0.00%
                                                     ----               ----                  ----        ----      ----
                  Total                              1.70%              1.92%                 1.64%       2.16%     2.10%
                                                     ====               ====                  ====        ====      ====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)


                                                                TWO MONTHS
                                                        ENDED               ENDED                 YEAR ENDED DECEMBER 31,
                                                     FEBRUARY 29,        FEBRUARY 28,             -----------------------
                                                         2000                2000              1999        1998         1997
                                                         ----                ----              ----        ----         ----

Average Month Principal Balance (1)                    $515,129            $530,831          $527,470    $536,913     $562,229

Interest & Fee Income                                     9,128               9,312            53,879      60,676       63,462

Average Revenue Yield on Outstanding
Principal Balance Receivables (2)                         10.63% (3)          10.53% (3)        10.21%      11.30%       11.29%

(1) Based on the average beginning of the month balances.

(2) Line 2 divided by line 1.

(3) Calculated on an annualized basis.